UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CERTEGY INC.
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The following are questions and answers provided to Certegy Inc.’s employees concerning Certegy’s proposed merger with Fidelity National Information Services, Inc.

Certegy Employee

Questions On

Benefits

Q- Will my accrual of service under the Certegy pension plan stop with the FIS acquisition?

A- No decisions have been made with respect to the Certegy pension plan.  The Certegy pension plan is subject to special Internal Revenue Service and Department of Labor rules that protect a participant’s rights and benefits in the pension plan.  Generally, all accrued benefits under the pension plan must be maintained and may not be taken away from participants.  If we decide to make any material changes to the pension plan, you will be provided notice of such changes.

Q - I came in as part of the Netzee acquisition.  Is my plan date the same as my grandfathered service start date?

A- Netzee employees receive credit for their prior period of employment with Netzee for purposes of eligibility and vesting under the Certegy pension plan.  For purposes of accrual of benefits under the Certegy pension plan, Netzee employees began earning “years of benefit service” as of January 1, 2003.

Q- I’ve been told that if an employee’s age plus their years of service add up to at least 75, they are eligible for retirement.  I’ve also been told that at age 50, with at least 25 years of service you can retire.  Which would be correct?

A- Under the Certegy pension plan, normal retirement is at age 65 and early retirement age  is the date the participant has attained age 55 and has completed at least 5 years of vesting service.  In addition, an employee participating in the Certegy pension plan can retire at or after attaining age 50 if the individual’s age and “years of benefit service” equals or exceeds 75.

Q- Thank you for the most recent brief. I am a bit confused by your reference to the 401K plan. I have never heard of this plan. Can you please tell me a little about it and tell me if it’s applicable in the U.K.?

A- The Certegy 401(k) plan is established for U.S. employees to provide employees a way to save money for retirement.  The name “401(k)” refers to a section of the U.S. Internal Revenue Code.  The Certegy 401(k) plan is generally not applicable in the U.K.

Q- I’ve also been told that if you retire, you may continue your health benefits at the “retiree” cost indefinitely, but one of the other posted Q&As indicates that this could change after the six-month period.  Could you please clarify?

A- Certegy generally has the right to amend or terminate the retiree medical plan at any time.  As indicated in a previous Q&A, the merger agreement provides that for a period of six months following the merger, Certegy will continue to provide medical insurance benefits to retirees that are substantially similar to the coverage maintained immediately prior to the merger.  No decisions have been made with respect to the Certegy retiree medical plan after the expiration of this six-month period.

Q- Will it still be mandatory to use mail in prescription or will we be able to go to our local pharmacy?

A- Yes, Mandatory mail order prescriptions will continue to be required by the RX plan for long term prescriptions.  For at least six months following the merger, no significant changes are anticipated with respect to the prescription drug benefit.  An integration team will be reviewing the plans of Certegy and Fidelity to determine whether any changes are recommended to the plans after the end of this six-month period.

Certegy Employee Policy

Questions

Q- What will happen to the current attendance policy in the merged company?

A- No decisions have been made with respect to the Certegy attendance policy.  As part of the merger, an integration team will be reviewing the policies of Certegy and Fidelity to determine ways to best integrate the two groups of companies.  We expect the attendance policy will be reviewed as part of this integration process.

Additional Information and Where to Find It

In connection with the proposed merger, Certegy Inc. has filed a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Certegy and Fidelity National Information Services, Inc. with the Commission at the Commission’s website at http://www.sec.gov.  Free copies of the proxy statement, and each company’s other filings with the Commission may also be obtained from the respective companies.  Free copies of Certegy’s filings may be obtained by going to Certegy’s Investor Relations Page or its corporate website at www.certegy.com or by directing a request to Investor Relations, Certegy Inc., 100 Second Avenue South, Suite 1100S, St. Petersburg, FL  33701.  Free copies of Fidelity National Financial’s filings may be obtained by directing a request to Fidelity National Financial’s corporate website at www.fnf.com or by directing a request to Investor Relations, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL, 32204.

Certegy, Fidelity National Financial, and their respective directors, executive officers and other members of their management and employees may be participants in soliciting proxies from Certegy shareholders in favor of the merger.  A description of any interests that Certegy’s executive officers and directors may have in the Merger is available in the proxy statement.  Information concerning Fidelity National Financial’s directors and executive officers is set forth in Fidelity National Financial’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005.  These documents are available free of charge at the SEC’s website www.sec.gov or by going to Fidelity National Financial’s Investor Relations page on its corporate website at www.fnf.com.

Cautionary Language Concerning Forward-Looking Statements

Information set forth herein may financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, any expectations concerning accretions to earnings, levels of revenue, EBITDA, and other financial results, statements about the benefits of the Merger, including future operating results, business synergies, and the plans, objectives, expectations and intentions of the combined companies and other statements that are not historical facts which may be expressed herein.   Such statements are based upon the current beliefs and expectations of the management of Certegy and FNF and are subject to significant risks and uncertainties (many of which are difficult to predict) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and Certegy shareholder approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, management and key employees or suppliers; diversion of management attention from business operations as a result of time demands attendant to the merger; failure to accurately forecast restructuring charges and allocations or the impact of any equity based compensation expense; competition and its effect on pricing, spending, third-party relationships and revenues.   Additional factors that may affect future results are contained Certegy’s and FNF’s filings with the SEC, which are available at the SEC’s Web site www.sec.gov.